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                                                            EXHIBIT 11
                           MARK IV INDUSTRIES, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED) For the Three and Nine Month Periods Ended November 30, 1993 and 1992
                (Amounts in thousands, except per share data)

                                         Three Months        Nine Months
                                       Ended November 30,  Ended November 30,
                                       _____________________________________
                                          1993     1992        1993     1992
                                          ____     ____        ____     ____
                                               (As Restated)
[S]                                        [C]      [C]         [C]     [C]
PRIMARY

Shares outstanding:

  Weighted average number of
   shares outstanding                    40,651    39,993     40,391   39,944

  Net effect of dilutive stock
   options (1)                              327       363        307      374

    Total                                40,978    40,356     40,698   40,318

Income from continuing operations       $12,815   $10,790   $ 39,468  $30,080

Income per share from continuing
  operations (2)                        $   .31   $   .27   $    .97  $   .75

Income from discontinued operations     $  -      $   532   $     52  $ 4,142

Income per share from discontinued
 operations (2)                         $  -      $   .01   $   -     $   .10

Extraordinary item                      $  -      $(1,620)  $(21,739) $(2,017)

Income per share of extraordinary
 item (2)                               $  -      $  (.04)  $   (.53) $  (.05)

Cumulative effect of a change in
 accounting principle                   $  -      $  -      $(26,000) $  -

Income per share of cumulative
 effect of a change in accounting
 principle (2)                          $  -      $  -      $   (.64) $  -

  Net Income (loss)                     $12,815   $ 9,702   $ (8,219) $32,205

Income per share of net
 income (loss) (2)                      $   .31   $   .24   $   (.20) $   .80

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                                           Three Months        Nine Months
                                        Ended November 30,  Ended November 30,
                                        ______________________________________
                                           1993     1992       1993     1992
                                           ____     ____       ____     ____
[S]                                        [C]      [C]         [C]      [C]
FULLY-DILUTED

Shares outstanding:
  Weighted average number of
   shares outstanding                    40,651    39,993     40,391   39,944

 Shares issuable upon conversion of
  the Company's 6-1/4% Convertible
  Subordinated Debentures                 7,570     7,573      7,572    7,573
 Net effect of dilutive stock
   options (1)                              327       390        307      390


    Total                                48,548    47,956     48,270   47,907

Income from continuing operations       $12,815   $10,790   $ 39,468  $30,080


Interest on Convertible Subordinated
 Debentures, less tax effect            $ 1,185   $ 1,185   $  3,555  $ 3,555

Income applicable to fully-diluted
 shares                                 $14,000   $11,975   $ 43,023  $33,635

Income per share from continuing
  operations                            $   .29   $   .25   $    .89  $   .70

Income from discontinued operations     $  -      $   532   $     52  $ 4,142

Income per share from discontinued
 operations                             $  -      $   .01   $   -     $   .09

Extraordinary item                      $  -      $(1,620)  $(21,739) $(2,017)

Income per share of extraordinary item  $  -      $  (.03)  $   (.45) $  (.04)

Cumulative effect of a change in
 accounting principle                   $  -      $  -      $(26,000) $  -


Income per share of cumulative
 effect of a change in accounting
 principle                              $  -      $  -      $   (.54) $  -

  Net Income (loss)                     $14,000   $10,887   $ (4,664) $35,760

Income per share of net income (loss)   $   .29   $   .23   $   (.10) $   .75


[FN]
- ------------------------------------
(1) The net effects for the three and nine month periods ended November 30, 1993 and 1992 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.
(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of common stock outstanding, since the dilutive effect of the stock options is not considered to be material.